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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement dated February 7, 2002, on Form S-3 of our report dated March 1, 2001 (except for the termination of the AccelX business as to which the date is November 29, 2001), included in Webb Interactive Services, Inc.'s Form 8-K filed on November 29, 2001 which included the consolidated financial statements of Webb Interactive Services, Inc. for the year ended December 31, 2000 and 1999 and to all references to our firm included in this registration statement on Form S-3. It should be noted that we have performed no audit procedures subsequent to March 1, 2001, the date of our report, except with respect to the matters noted above as to which the date is November 29, 2001. Furthermore, we have not audited any financial statements of Webb Interactive Services, Inc. as of any date or for any period subsequent to December 31, 2000.

/s/  Arthur Andersen LLP

Denver, Colorado
February 7, 2002